Exhibit 99.1

PMC Reports Third Quarter 2013 Results

PMC Investor Relations Website: http://investor.pmcs.com
Q3 2013 earnings announcement call live on Website at 1:30 p.m. PT
Conference call replay number 1 (800) 406-7325; passcode 4641853#.
Replay available shortly after end of conference call through November 28, 2013

SUNNYVALE, Calif.--(BUSINESS WIRE)--October 28, 2013--PMC-Sierra, Inc. (PMC®) (Nasdaq: PMCS), the semiconductor and software solutions innovator transforming networks that connect, move and store big data, today reported results for the third quarter ended September 28, 2013.

Net revenues in the third quarter of 2013 totaled $128.9 million, an increase of one percent compared to $127.9 million in the second quarter of 2013, and a decrease of two percent compared to $131.7 million in the third quarter of 2012.

GAAP net loss in the third quarter of 2013 totaled $2.7 million, or $0.01 per share, compared to a GAAP net loss in the second quarter of 2013 of $4.7 million, or $0.02 per share. Non-GAAP net income totaled $20.0 million, or $0.10 per diluted share, up 23 percent in the third quarter of 2013 compared to non-GAAP net income of $16.3 million, or $0.08 per diluted share in the second quarter of 2013.

“The third quarter played out largely as expected and we continued to execute well in a challenging environment,” said Greg Lang, PMC president and chief executive officer. “We enter the fourth quarter well positioned with multiple growth opportunities and we remain committed to tightly managing our expenses.”

Net income on a non-GAAP basis in the third quarter of 2013 excludes the following items: (i) $5.9 million stock-based compensation expense; (ii) $13.1 million amortization of purchased intangible assets; and (iii) $3.7 million of other adjustments including income tax related as described in the accompanying GAAP to non-GAAP reconciliation table.

For a full reconciliation of each non-GAAP item used herein to the most directly comparable GAAP financial measure, please refer to the schedule included with this release. The Company believes the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses non-GAAP measures internally to evaluate its in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company’s core operating results. In addition, the measures are used to plan for the Company’s future periods. However, non-GAAP measures are neither stated in accordance with, nor are they a substitute for, GAAP measures.

THIRD QUARTER AND RECENT 2013 HIGHLIGHTS

The Company announced the following third quarter and recent announcements:

  PMC established the Company as the only supplier of end-to-end 12G architecture from controller to SSD by introducing the Adaptec Series 8 12Gb/s SAS RAID Adapters. Systems designed with PMC's solutions can provide double the overall storage connectivity as competing solutions, with less components, space and power. PMC's 12Gb/s SAS architecture is optimized to deliver the performance, flexibility and density needed for dynamic data in cloud computing, content delivery networks, and mission-critical database applications.
  As a leader in enterprise flash, PMC showcased performance demonstrations of its SAS flash manager and the industry’s first PCIe® Gen 3 NVM Express flash controller at the 2013 Flash Memory Summit.

Third Quarter 2013 Conference Call

Management will review the third quarter of 2013 results and share its outlook for the fourth quarter of 2013 during a conference call at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time on October 28, 2013. The conference call webcast will be accessible under the Financial News and Events section at http://investor.pmcs.com. To listen to the conference call live by telephone, dial 1 (877) 941-9205 with passcode 4641853#, approximately 10 minutes before the start time. A telephone playback will be available after the completion of the call and can be accessed at 1(800) 406-7325 using the access code 4641853#. A replay of the webcast will be available for 30 business days.

Safe Harbor Statement

This release contains forward-looking statements that involve risks and uncertainties, including in respect of our ongoing review of tax accounting errors. The Company’s SEC filings, including the Company’s most recent reports on Form 10-K and Form 10-Q, describe the risks associated with the Company’s business, including PMC’s limited revenue visibility due to variable customer demands, market segment growth or decline, orders with short delivery lead times, customer concentration, changes in inventory, and other items such as foreign exchange rates and volatility in global financial markets.

About PMC

PMC (Nasdaq:PMCS) is the semiconductor and software solutions innovator transforming networks that connect, move and store big data. Building on a track record of technology leadership, the Company is driving innovation across storage, optical and mobile networks. PMC’s highly integrated solutions increase performance and enable next-generation services to accelerate the network transformation. For more information, visit www.pmcs.com. Follow PMC on Facebook, Twitter, LinkedIn and RSS.

© Copyright PMC-Sierra, Inc. 2013. All rights reserved. PMC and PMC-SIERRA are registered trademarks of PMC-Sierra, Inc. in the United States and other countries, and PMCS is a trademark of PMC-Sierra, Inc. Other product and company names mentioned herein may be trademarks of their respective owners. PMC is the corporate brand of PMC-Sierra, Inc.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2013	2012	2013	2012
		(As Restated -		(As Restated -
		See Note A)		See Note A)
Net revenues	$128,855	$131,723	$381,923	$401,579
Cost of revenues	37,194	38,990	112,281	121,255
Gross profit	91,661	92,733	269,642	280,324

Research and development	50,733	55,604	157,038	171,374
Selling, general and administrative	26,383	27,786	85,002	86,047
Amortization of purchased intangible assets	13,138	11,624	34,698	34,537
Impairment of goodwill and purchased intangible assets	-	274,637	-	274,637
Income (loss) from operations	1,407	(276,918)	(7,096)	(286,271)

Other income (expense):
Gain on investment securities and other	1,762	180	1,776	746
Amortization of debt issue costs	-	(50)	-	(150)
Foreign exchange gain (loss)	(1,898)	(2,454)	1,680	(1,951)
Interest income (expense), net	200	(797)	794	(1,539)
Income (loss) before provision for income taxes	1,471	(280,039)	(2,846)	(289,165)
(Provision for) recovery of income taxes	(4,195)	5,924	(12,961)	(59,325)
Net loss	$(2,724)	$(274,115)	$(15,807)	$(348,490)

Net loss per common share - basic	$(0.01)	$(1.31)	$(0.08)	$(1.57)
Net loss per common share - diluted	$(0.01)	$(1.31)	$(0.08)	$(1.57)

Shares used in per share calculation - basic	205,377	209,512	204,638	221,323
Shares used in per share calculation - diluted	205,377	209,512	204,638	221,323

As a supplement to the Company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), the Company provides additional non-GAAP measures for cost of revenues, gross profit, gross profit percentage, research and development expense, selling, general and administrative expense, amortization of purchased intangible assets, other income (expense), (provision for) recovery of income taxes, operating expenses, operating income (loss), operating margin percentage, net income (loss), and basic and diluted net income (loss) per share.

A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses these measures internally to evaluate the Company's in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company's core operating results. In addition, the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

PMC-Sierra, Inc.
Adjustments to GAAP Cost of Revenues, Gross Profit, Gross Profit Percentage, Research and Development Expense,
Selling, General and Administrative Expense, Amortization of Purchased Intangible Assets
Other Income (Expense), (Provision for) Recovery of Income Taxes, Operating Expenses, Operating Income (Loss),
Operating Margin Percentage, Net Income (Loss), and Basic and Diluted Net Income (Loss) Per Share
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 28,	June 29,	September 30,	September 28,	September 30,
	2013 (1)	2013 (2)	2012 (3)	2013 (4)	2012 (5)
GAAP cost of revenues	$37,194	$37,827	$38,990	$112,281	$121,255
Stock-based compensation	(190)	(208)	(181)	(643)	(657)
Acquisition-related costs	(777)	(18)	-	(795)	(37)
Asset impairment	-	-	(108)	-	(108)
Reversal of accruals	2,300	-	-	2,300	-
Non-GAAP cost of revenues	$38,527	$37,601	$38,701	$113,143	$120,453

GAAP gross profit	$91,661	$90,080	$92,733	$269,642	$280,324
Stock-based compensation	190	208	181	643	657
Acquisition-related costs	777	18	-	795	37
Asset impairment	-	-	108	-	108
Reversal of accruals	(2,300)	-	-	(2,300)	-
Non-GAAP gross profit	$90,328	$90,306	$93,022	$268,780	$281,126

Non-GAAP gross profit %	70%	71%	71%	70%	70%

GAAP research and development expense	$50,733	$51,681	$55,604	$157,038	$171,374
Stock-based compensation	(2,541)	(2,396)	(2,933)	(8,241)	(8,674)
Acquisition-related costs	(1,200)	(268)	(751)	(1,741)	(1,893)
Termination costs	(178)	(878)	(690)	(1,448)	(2,401)
Reversal of accruals	-	2,890	-	2,890	-
Asset impairment	-	-	(479)	-	(479)
Non-GAAP research and development expense	$46,814	$51,029	$50,751	$148,498	$157,927

GAAP selling, general and administrative expense	$26,383	$30,277	$27,786	$85,002	$86,047
Stock-based compensation	(3,143)	(3,601)	(2,974)	(10,577)	(10,647)
Acquisition-related costs	(5)	(1,072)	(335)	(1,083)	(1,631)
Termination costs	(41)	(254)	(717)	(502)	(918)
Asset impairment	-	(1,575)	(312)	(1,575)	(312)
Lease exit costs	-	-	(1,755)	-	(2,509)
Non-GAAP selling, general and administrative expense	$23,194	$23,775	$21,693	$71,265	$70,030

GAAP amortization of purchased intangible assets	$13,138	$10,776	$11,624	$34,698	$34,537
Amortization of purchased intangible assets	(13,138)	(10,776)	(11,624)	(34,698)	(34,537)
Non-GAAP amortization of purchased intangible assets	$-	$-	$-	$-	$-

GAAP impairment of goodwill and purchased intangible assets	$-	$-	$274,637	$-	$274,637
Impairment of goodwill and purchased intangible assets	-	-	$(274,637)	-	(274,637)
Non-GAAP impairment of goodwill and purchased intangible assets	$-	$-	$-	$-	$-

GAAP other income (expense)	$64	$2,573	$(3,121)	$4,250	$(2,894)
Foreign exchange (gain) loss on foreign tax liabilities	1,486	(2,210)	2,145	(2,037)	2,403
Accretion of debt discount related to senior convertible notes	-	-	962	-	2,829
Gain on disposal of investments	(1,762)	-	-	(1,762)	-
Amortization of debt issue costs	(48)	-	-	(48)	-
Non-GAAP other income (expense)	$(260)	$363	$(14)	$403	$2,338

GAAP provision for (recovery of) income taxes	$4,195	$4,602	$(5,924)	$12,961	$59,325
(Provision for) recovery of income taxes	(4,160)	(5,002)	5,131	(13,219)	(60,498)
Non-GAAP (recovery of) provision for income taxes	$35	$(400)	$(793)	$(258)	$(1,173)

	Three Months Ended			Nine Months Ended
	September 28,	June 29,	September 30,	September 28,	September 30,
	2013 (1)	2013 (2)	2012 (3)	2013 (4)	2012 (5)
GAAP operating expenses	$90,254	$92,734	$369,651	$276,738	$566,595
Stock-based compensation	(5,684)	(5,997)	(5,907)	(18,818)	(19,321)
Acquisition-related costs	(1,205)	(1,340)	(1,086)	(2,824)	(3,524)
Termination costs	(219)	(1,132)	(1,407)	(1,950)	(3,319)
Asset impairment	-	(1,575)	(791)	(1,575)	(791)
Reversal of accruals	-	2,890	-	2,890	-
Lease exit costs	-	-	(1,755)	-	(2,509)
Amortization of purchased intangible assets	(13,138)	(10,776)	(11,624)	(34,698)	(34,537)
Impairment of goodwill and purchased intangible assets	-	-	(274,637)	-	(274,637)
Non-GAAP operating expenses	$70,008	$74,804	$72,444	$219,763	$227,957

GAAP operating income (loss)	$1,407	$(2,654)	$(276,918)	$(7,096)	$(286,271)
Stock-based compensation	5,874	6,205	6,088	19,461	19,978
Acquisition-related costs	1,982	1,358	1,086	3,619	3,561
Termination costs	219	1,132	1,407	1,950	3,319
Asset impairment	-	1,575	899	1,575	899
Reversal of accruals	(2,300)	(2,890)	-	(5,190)	-
Lease exit costs	-	-	1,755	-	2,509
Amortization of purchased intangible assets	13,138	10,776	11,624	34,698	34,537
Impairment of goodwill and purchased intangible assets	-	-	274,637	-	274,637
Non-GAAP operating income	$20,320	$15,502	$20,578	$49,017	$53,169

Non-GAAP operating margin %	16%	12%	16%	13%	13%

GAAP net loss	$(2,724)	$(4,683)	$(274,115)	$(15,807)	$(348,490)
Stock-based compensation	5,874	6,205	6,088	19,461	19,978
Acquisition-related costs	1,982	1,358	1,086	3,619	3,561
Termination costs	219	1,132	1,407	1,950	3,319
Asset impairment	-	1,575	899	1,575	899
Reversal of accruals	(2,300)	(2,890)	-	(5,190)	-
Lease exit costs	-	-	1,755	-	2,509
Amortization of purchased intangible assets	13,138	10,776	11,624	34,698	34,537
Impairment of goodwill and purchased intangible assets	-	-	274,637	-	274,637
Foreign exchange (gain) loss on foreign tax liabilities	1,486	(2,210)	2,145	(2,037)	2,403
Accretion of debt discount related to senior convertible notes	-	-	962	-	2,829
Gain on disposal of investments	(1,762)	-	-	(1,762)	-
Amortization of debt issue costs	(48)	-	-	(48)	-
Provision for (recovery of) income taxes	4,160	5,002	(5,131)	13,219	60,498
Non-GAAP net income	$20,025	$16,265	$21,357	$49,678	$56,680

Non-GAAP net income per share - basic	$0.10	$0.08	$0.10	$0.24	$0.26
Non-GAAP net income per share - diluted	$0.10	$0.08	$0.10	$0.24	$0.25

Shares used to calculate non-GAAP net income per share - basic	205,377	205,230	209,512	204,638	221,323
Shares used to calculate non-GAAP net income per share - diluted	207,475	207,366	210,525	206,772	223,094

(1) $5.9 million stock-based compensation expense; $2 million acquisition-related costs; $0.2 million termination costs; $13.1 million amortization of purchased intangible assets; $1.5 million foreign exchange loss on foreign tax liabilities; $1.8 million gain from disposal of investments; $2.3 million reversal of accruals; and $4.2 million provision for income taxes which includes $2.9 million deferred tax provision related to non-deductible intangible asset amortization, $0.7 million arrears interest relating to unrecognized tax benefits, $0.4 million tax recovery relating to foreign exchange translation of a foreign subsidiary, and $1 million income tax provision related to tax deductible items above.

(2) $6.2 million stock-based compensation expense; $1.4 million acquisition-related costs; $1.1 million termination costs; $1.6 million asset impairment; $10.8 million amortization of purchased intangible assets; $2.2 million foreign exchange gain on foreign tax liabilities; and $5 million provision for income taxes which includes $2.8 million deferred tax provision related to non-deductible intangible asset amortization, $1.3 million tax provision for adjustments relating to prior periods, and $0.9 million tax provision relating to foreign exchange translation of a foreign subsidiary.

(3) $6.1 million stock-based compensation expense; $1.1 million acquisition-related costs; $1.4 million termination costs; $0.9 million asset impairment; $1.8 million lease exit costs; $11.6 million amortization of purchased intangible assets; $274.6 million impairment of goodwill and purchased intangible assets; $2.1 million foreign exchange loss on foreign tax liabilities; $1 million non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; and $5.1 million recovery of income taxes which includes $5.2 million income tax recovery for adjustments relating to prior periods, $0.1 million tax provision relating to intercompany transactions, $0.1 million deferred tax recovery related to non-deductible intangible asset amortization and impairment, $0.8 million arrears interest relating to unrecognized tax benefits, $0.2 million recovery of income tax related to other tax deductible items above, and $0.5 million income tax recovery relating to foreign exchange translation of a foreign subsidiary.

(4) $19.5 million stock-based compensation expense; $3.6 million acquisition-related costs; $2 million termination costs; $1.6 million asset impairment; $5.2 million reversal of accruals $34.7 million amortization of purchased intangible assets; $2 million foreign exchange gain on foreign tax liabilities; $1.8 million gain on disposal; and $13.2 million provision for income taxes which includes$1.7 million arrears interest relating to unrecognized tax benefits, $8.6 million deferred tax provision related to non-deductible intangible asset amortization, $0.5 million income tax provision relating to foreign exchange translation of a foreign subsidiary, $2.3 million tax provision for adjustments relating to prior period, and $0.1 million deferred tax provision related to tax deductible items above.

(5) $20 million stock-based compensation expense; $3.6 million acquisition-related costs; $3.3 million termination costs; $0.9 million asset impairment; $2.5 million lease exit costs; $34.5 million amortization of purchased intangible assets; $274.6 million impairment of goodwill and purchased intangible assets; $2.4 million foreign exchange loss on foreign tax liabilities; $2.8 million non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; and $60.5 million provision for income taxes which includes $0.2 million income tax provision relating to intercompany transactions, $4.1 million arrears interest relating to unrecognized tax benefits, $12.5 million tax provision related to non-deductible intangible asset amortization, $0.5 million income tax recovery relating to foreign exchange translation of a foreign subsidiary, $45.7 million income tax provision for adjustments relating to prior periods, and $1.6 million deferred tax recovery related to other tax deductible items above.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 28,	December 29,
	2013	2012
		(As Restated - See Note A)
ASSETS:
Current assets:
Cash and cash equivalents	$87,019	$169,970
Short-term investments	13,670	11,431
Accounts receivable, net	60,948	62,143
Inventories, net	32,024	23,548
Prepaid expenses and other current assets	20,030	22,125
Income tax receivable	2,417	6,630
Prepaid tax expense	7,594	-
Deferred tax assets	52,671	43,630
Total current assets	276,373	339,477

Investment securities	109,359	91,778
Investments and other assets	13,379	20,133
Prepaid tax expenses	1,538	19,152
Property and equipment, net	40,240	43,146
Goodwill	279,055	252,419
Intangible assets, net	160,346	128,668
Deferred tax assets	145	-
	$880,435	$894,773

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$20,950	$27,410
Accrued liabilities	61,893	72,282
Liability for unrecognized tax benefit	54,607	51,810
Income taxes payable	704	1,450
Deferred income taxes	2,514	2,466
Deferred income	7,198	8,113
Total current liabilities	147,866	163,531

Long-term obligations	10,886	17,233
Deferred income taxes	44,752	41,936
Liability for unrecognized tax benefit	34,886	34,957
PMC special shares convertible into 1,019 (2012 - 1,019) shares of common stock	1,188	1,188

Stockholders' equity:
Common stock and additional paid in capital	1,582,004	1,553,137
Accumulated other comprehensive income	59	616
Accumulated deficit	(941,206)	(917,825)
Total stockholders' equity	640,857	635,928
	$880,435	$894,773

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended
	September 28,	September 30,
	2013	2012
		(As Restated - See Note A)
Cash flows from operating activities:
Net loss	$(15,807)	$(348,490)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	51,731	48,724
Stock-based compensation	19,461	19,978
Unrealized foreign exchange (gain) loss, net	(6,106)	2,299
Net amortization of premiums/discounts and accrued interest of investments	1,353	3,844
Asset impairment	-	1,158
Gain on sale of investment securities and other investments	(1,767)	(731)
Impairment of goodwill and purchased intangible assets	-	274,637
Taxes related to intercompany dividend	-	60,940

Changes in operating assets and liabilities:
Accounts receivable	1,156	(3,352)
Inventories	(6,693)	12,506
Prepaid expenses and other current assets	927	4,108
Accounts payable and accrued liabilities	(8,614)	(27,643)
Deferred income taxes and income taxes payable	10,702	11
Deferred income	(915)	(3,304)
Net cash provided by operating activities	45,428	44,685

Cash flows from investing activities:
Investment in long term deposits	(1,127)	-
Business acquisition	(96,098)	(15,900)
Purchases of property and equipment	(11,297)	(25,558)
Purchases of intangible assets	(2,048)	(4,602)
Redemption of short-term investments	8,466	11,415
Disposals of investment securities and other investments	146,340	182,488
Purchases of investment securities and other investments	(172,114)	(87,267)
Net cash (used in) provided by investing activities	(127,878)	60,576

Cash flows from financing activities:
Payment of debt issuance costs	(928)	-
Repurchases of common stock	(22,544)	(180,807)
Equity forward contract related to accelerated share repurchase program	-	(9,827)
Proceeds from issuance of common stock	23,476	15,869
Net cash provided by (used in) financing activities	4	(174,765)

Effect of exchange rate changes on cash and cash equivalents	(505)	152
Net decrease in cash and cash equivalents	(82,951)	(69,352)
Cash and cash equivalents, beginning of period	169,970	182,571
Cash and cash equivalents, end of period	$87,019	$113,219

Note A. Error Corrections

The comparative condensed consolidated financial statements as of December 29, 2012 and for the three and nine months ended September 30, 2012 have been restated to correct the misapplication of accounting principles related to income tax benefits associated with stock option deductions in excess of the expense recognized in the financial statements. In prior periods impacted by this matter, the Company understated the income tax benefits of its loss carry-forwards that are required to be included in equity, rather than in income tax expense (benefit). These income tax benefits were generated primarily in the 1999 and 2000 years and were utilized to reduce the previously recorded income tax expense throughout the years from 2006 and into the first two quarters of 2013. From 2006 and forward, the Company should have recorded the income tax benefit of utilizing these stock option related loss carry-forwards as an increase to Additional Paid-in Capital, rather than as a reduction of income tax expense. There was no change to the total amount of income tax loss carry-forwards or any other income tax assets available or utilized for tax purposes, nor to the actual amount of income tax payable to the taxing authorities as a result of this matter, in any period. In connection with restating our historical financial statements, the Company also corrected the timing of recognition of amounts related to amended tax return filings and certain tax credits, and restated the quarter ended June 29, 2013 to reverse a liability accrual that no longer met the criteria for recognition as a liability under Generally Accepted Accounting Principles.

The Company and its auditors continue to review the accounting adjustments. As a result, the selected financial information reported herein, including the adjusted prior-period financial information reported herein, should be considered preliminary. Until the examination has been completed, the Company cannot make assurances that it will not adjust the selected financial information reported herein or amend prior period filings. You are encouraged to read the Company's Quarterly Report on Form 10-Q for the third quarter when it is available.

The tables below illustrate the effects on the comparative condensed consolidated financial statements, and as supplemental information, the effects on the condensed consolidated statements of operations for the three month period ended March 30, 2013 and the three and six month periods ended June 29, 2013:

	As of
	December 29, 2012
		As Previously
(in thousands)	As Restated	Reported
CONDENSED CONSOLIDATED BALANCE SHEETS
Non-current assets:
Prepaid tax expenses	$19,152	$11,851
Non-current liabilities
Liability for unrecognized tax benefits - non-current	$34,957	$29,236
Deferred tax and other long-term tax liabilities	$41,936	$44,849
Equity:
Common stock and additional paid in capital	$1,553,137	$1,527,710
Accumulated deficit	$(917,825)	$(896,891)

	Six Months Ended		Three Months Ended		Three Months Ended
	June 29, 2013		June 29, 2013		March 30, 2013
		As Previously		As Previously		As Previously
(in thousands, except for per share amounts)	As Restated	Reported	As Restated	Reported	As Restated	Reported
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Research and development	$106,305	$109,195	$51,681	$54,571	$54,624	$54,624
Provision for income taxes	$(8,766)	$(3,770)	$(4,602)	$(1,181)	$(4,164)	$(2,589)
Net loss	$(13,083)	$(10,977)	$(4,683)	$(4,152)	$(8,400)	$(6,825)
Net loss per common share - basic	$(0.06)	$(0.05)	$(0.02)	$(0.02)	$(0.04)	$(0.03)
Net loss per common share - diluted	$(0.06)	$(0.05)	$(0.02)	$(0.02)	$(0.04)	$(0.03)

	Nine Months Ended		Three Months Ended
	September 30, 2012		September 30, 2012
		As Previously		As Previously
(in thousands, except for per share amounts)	As Restated	Reported	As Restated	Reported
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Provision for) recovery of income taxes	$(59,325)	$(52,753)	$5,924	$5,577
Net loss	$(348,490)	$(343,363)	$(274,115)	$(275,907)
Net loss per common share - basic	$(1.57)	$(1.55)	$(1.31)	$(1.32)
Net loss per common share - diluted	$(1.57)	$(1.55)	$(1.31)	$(1.32)

	Six Months Ended		Three Months Ended		Three Months Ended
	July 1, 2012		July 1, 2012		April 1, 2012
		As Previously		As Previously		As Previously
(in thousands, except for per share amounts)	As Restated	Reported	As Restated	Reported	As Restated	Reported
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Provision for) recovery of income taxes	$(65,249)	$(58,330)	$24	$(519)	$(65,273)	$(57,811)
Net (loss) income	$(74,375)	$(67,456)	$440	$(103)	$(74,815)	$(67,353)
Net (loss) income per common share - basic	$(0.33)	$(0.30)	$0.00	$(0.00)	$(0.32)	$(0.29)
Net (loss) income per common share - diluted	$(0.33)	$(0.30)	$0.00	$(0.00)	$(0.32)	$(0.29)

CONTACT:
PMC-Sierra, Inc.
Jennifer Gianola, 1-408-239-8630
Director, Investor Relations
jennifer.gianola@pmcs.com
or
Hillary Choularton, 1-604-415-6671
Communications Specialist
hillary.choularton@pmcs.com